Exhibit 5.1

LAURA ANTHONY, ESQ.

CRAIG D. LINDER, ESQ.*

JOHN CACOMANOLIS, ESQ.**

Associates and OF COUNSEL:

CHAD FRIEND, ESQ., LLM

MICHAEL R. GEROE, ESQ., CIPP/US***

JESSICA HAGGARD, ESQ. ****

christopher t. hines *****

PETER P. LINDLEY, ESQ., CPA, MBA

JOHN LOWY, ESQ.******

STUART REED, ESQ.

LAZARUS ROTHSTEIN, ESQ.

SVETLANA ROVENSKAYA, ESQ.*******

HARRIS TULCHIN, ESQ. ********

WWW.ALCLAW.COM WWW.SECURITIESLAWBLOG.COM DIRECT E-MAIL: LANTHONY@ALCLAW.COM

*licensed in CA, FL and NY

**licensed in FL and NY

***licensed in CA, DC, MO and NY

****licensed in Missouri

*****licensed in CA and DC

******licensed in NY and NJ

*******licensed in NY and NJ

********licensed in CA and HI (inactive in HI)

August 14, 2024

Intrusion Inc.

101 East Park Blvd, Suite 1200

Plano, Texas 75074

Re: Intrusion Inc.

Ladies and Gentlemen:

We have acted as counsel for Intrusion Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended. The Registration Statement relates to (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) the Company’s debt securities consisting of senior debt, subordinated debt or debentures (the “Debt Securities”), (iv) the Company’s depositary shares representing interests in fractional shares of Preferred Stock (the “Depositary Shares”), (v) the Company’s warrants to purchase Common Stock, Preferred Stock, Debt Securities or other securities (the “Warrants”), (vi) the Company’s rights to purchase Common Stock, Preferred Stock, Warrants, Depositary Shares or Debt Securities (the “Rights”), (vii) the Company’s stock purchase contracts to purchase Common Stock or other securities (the “Stock Purchase Contracts”), (viii) the Company’s obligations under stock purchase units, each representing ownership of Stock Purchase Contracts and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing a holder’s obligation to purchase the securities under such Stock Purchase Contracts (the “Stock Purchase Units”), and (ix) units issued by the Company comprised of any of the foregoing securities listed in (i) through (viii) above (the “Units”), or any combination of the foregoing, each on the terms to be determined at the time of each offering, in an aggregate amount not to exceed $100,000,000. The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Rights, Stock Purchase Contracts, Stock Purchase Units and Units, plus any additional Common Stock, Preferred Stock, Warrants, Rights, Depositary Shares, Stock Purchase Contracts, Stock Purchase Units and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering by the Company contemplated by the Registration Statement are collectively referred to herein as the “Securities.” The Securities being registered for sale by the Company are for a maximum aggregate offering price of $100,000,000. Such Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act, at which time it is contemplated that the Offering Prospectus included in the Registration Statement will be supplemented in the future by one or more supplements (each, a “Prospectus Supplement”).

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This opinion letter is furnished to you to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement.

The Depositary Shares are to be issued from time to time pursuant to a deposit agreement (the “Deposit Agreement”) to be entered into between the Company and a bank or trust company (the “Depositary”) selected by the Company. The Warrants will be issued under a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent (the “Warrant Agent”) selected by the Company. The Rights will be issued pursuant to a rights agreement (the “Rights Agreement”) between the Company and a rights agent (the “Rights Agent”) selected by the Company. The Stock Purchase Contracts will be issued pursuant to a purchase contract (the “Purchase Contract Agreement”) between the Company and a purchase contract agent (the “Purchase Contract Agent”) selected by the Company. The Stock Purchase Units will be issued pursuant to a stock purchase unit agreement (the “Stock Purchase Unit Agreement”) between the Company and a stock purchase unit agent (the “Stock Purchase Unit Agent”) selected by the Company. The Units will be issued pursuant to a unit agreement (the “Unit Agreement”) between the Company and a unit agent (the “Unit Agent”) selected by the Company. The Deposit Agreement, the Warrant Agreement, the Rights Agreement, the Purchase Contract Agreement, the Stock Purchase Unit Agreement and the Unit Agreement are hereinafter referred to collectively as the “Transaction Agreements.”

We have assumed that the execution and delivery of, and the performance of all obligations under, the Transaction Agreements will be duly authorized by all requisite action by the parties thereto, that the Transaction Agreements will be duly executed and delivered by the parties thereto, that the Deposit Agreement will be a valid and binding agreement of the Depositary, enforceable against the Depositary in accordance with its terms, that the Warrant Agreement will be a valid and binding agreement of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms, that the Rights Agreement will be a valid and binding agreement of the Rights Agent, enforceable against the Rights Agent in accordance with its terms, that the Purchase Contract Agreement will be a valid and binding agreement of the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with its terms, that the Stock Purchase Unit Agreement will be a valid and binding agreement of the Stock Purchase Unit Agent, enforceable against the Stock Purchase Unit Agent in accordance with its terms and that the Unit Agreement will be a valid and binding agreement of the Unit Agent, enforceable against the Unit Agent in accordance with its terms.

In rendering our opinions set forth below, we have reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion letter. As to facts material to the opinions expressed herein, we have relied upon oral and written statements and representations of officers and other representatives of the Company and relied on certificates of public officials. We also have assumed (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; and (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents.

Based upon and subject to the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	Upon the due authorization of the issuance of shares of Common Stock and the issuance and sale thereof as described in the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable;

2.	Upon the due authorization of the issuance of shares of Preferred Stock and the issuance and sale thereof as described in the Registration Statement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable;

3.	Upon due authorization, the Debt Securities, when (a) the definitive terms and provisions of such Debt Securities have been duly established, (b) any supplemental indenture has been duly executed and delivered by the Company and the Trustee and (c) when the Debt Securities are duly executed and delivered by the Company and authenticated by the Trustee in accordance with the applicable Indenture and paid for by the purchasers thereof, the Debt Securities will be legally issued by the Company and will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms;

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4.	Upon the due authorization of the issuance of the Depositary Shares and the issuance and delivery thereof in accordance with the terms of the applicable Deposit Agreement, such Depositary Shares will have been validly issued, will represent a valid evidence of interest in the related Preferred Stock and will entitle the holders thereof to the rights specified in the Deposit Agreement;

5.	Upon the due authorization of the Warrants and when duly executed by the Company and countersigned by the Warrant Agent in accordance with the applicable Warrant Agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

6.	Upon the due authorization of the Rights and when duly executed by the Company and countersigned by the Rights Agent in accordance with the applicable Rights Agreement, the Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

7.	Upon the due authorization of the Stock Purchase Contracts and when duly executed by the Company and countersigned by the Purchase Contract Agent in accordance with the applicable Purchase Contract Agreement, the Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

8.	Upon the due authorization of the Stock Purchase Units and when duly executed by the Company and countersigned by the Stock Purchase Unit Agent in accordance with the applicable Stock Purchase Unit Agreement, the Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

9.	Upon the due authorization of the Units and when duly executed by the Company and countersigned by the Unit Agent in accordance with the applicable Unit Agreement, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above are subject, as the enforcement of remedies, to bankruptcy, insolvency, reorganization, preference, receivership, moratorium, fraudulent conveyance or similar laws relating to or affecting the enforcement of creditors’ rights generally and to the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act and will remain effective at the time of issuance of any Securities thereunder); (ii) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities shall have been established in accordance with resolutions duly adopted by the Board (or an authorized committee thereof) (each, a “Board Action”), the Company’s Certificate of Incorporation, as amended, (the “Charter”) and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement, the Prospectuses, the applicable Prospectus Supplement and any applicable underwriting agreement; (v) the total number of shares of Common Stock issuable (including upon conversion, exchange or exercise of any other Security) will not exceed the total number of shares of Common Stock, that the Company is then authorized to issue under its Charter; (vi) the Board Action authorizing the Company to issue, offer and sell the Securities will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (vii) all Securities will be issued in compliance with applicable federal and state securities laws.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Florida, State of Delaware, State of New York, and the federal laws of the United States of America. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof.

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This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, in each case, subsequent to the effectiveness of the Registration Statement, which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S−K under the Securities Act and to the reference to our firm therein and in the Prospectuses and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

1700 PALM BEACH LAKES BLVD., SUITE 820 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936

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